UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WD-40 COMPANY

1061 Cudahy Place

San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2009 Annual Meeting of Stockholders will be held at the Joan B. Kroc Institute for Peace & Justice, University of San Diego, 5998 Alcala Park, San Diego, California 92110, on Tuesday, December 8, 2009, at 2:00 p.m. for the following purposes:

1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2010; and

3.	To consider and act upon such other business as may properly come before the meeting.

Only the stockholders of record at the close of business on October 15, 2009 are entitled to vote at the meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

San Diego, California

October 28, 2009

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on Tuesday December 8, 2009, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about October 28, 2009.

At the meeting, the stockholders of WD-40 Company will vote to elect the Board of Directors for the ensuing year and ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

The close of business on October 15, 2009 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 15, 2009, WD-40 Company had outstanding 16,547,081 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership October 15, 2009		Percent of Class
Barclays Global Investors UK Holdings Limited	1,242,409	[1]	7.5%
1 Churchill Place
Canary Wharf
London, England

Parnassus Investments	1,014,104	[2]	6.1%
1 Market Street, Suite 1600
San Francisco, CA 94105

Kayne Anderson Rudnick Investment Management, LLC	909,525	[3]	5.5%
1800 Avenue of the Stars
Second Floor
Los Angeles, CA 90067

Mario L. Crivello	867,885	[4]	5.2%
San Diego, CA

Champlain Investment Partners, LLC	824,515	[5]	5.0%
346 Shelburne Road, 6th Floor
Burlington, VT 05401

[1]

As of June 30, 2009, Barclays Global Investors UK Holdings Limited (“Barclays”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,242,409 shares. Barclays reported shared investment discretion with respect to all shares, sole voting authority with respect to 945,220 shares and no voting authority with respect to 297,189 shares. Beneficial ownership information as of October 15, 2009 is unavailable.

[2]

As of June 30, 2009, Parnassus Investments (“Parnassus”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,014,104 shares. Parnassus reported sole investment discretion with respect to all shares, sole voting authority with respect to all shares. Beneficial ownership information as of October 15, 2009 is unavailable.

[3]

As of June 30, 2009, Kayne Anderson Rudnick Investment Management LLC (“Kayne”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 909,525 shares. Kayne reported sole investment discretion with respect to all shares, sole voting authority with respect to all shares. Beneficial ownership information as of October 15, 2009 is unavailable.

[4]

Mr. Crivello has sole voting and investment power over 731,967 shares held in trust for the benefit of others. He also has sole voting and investment power over 14,780 shares held as custodian for others and 103,375 shares held directly. Mr. Crivello also has the right to acquire 15,800 shares upon exercise of stock options and the right to receive 1,963 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[5]

As of June 30, 2009, Champlain Investment Partners, LLC (“Champlain”) filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 824,515 shares. Champlain reported sole investment discretion with respect to all shares, sole voting authority with respect to 610,685 shares and no voting authority with respect to 213,830 shares. Beneficial ownership information as of October 15, 2009 is unavailable.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

Unless marked to the contrary, the Proxies received will be voted for the election of the eight nominees named below to serve as directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, any proxy granted to vote for such director will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

The nominees for election to the Board of Directors who receive a plurality the votes cast for the election of directors by the shares present, in person or by proxy, shall be elected as directors. Holders of common stock are not entitled to cumulate their votes in the election of directors. Withheld votes and broker non-votes (which are treated as “withheld” votes) are not counted as votes in favor of any nominee. Since the nominees receiving the most votes will be elected as directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 9, 2008, provides that the authorized number of directors of the Company shall be not less than seven nor more than twelve until changed by amendment of the Certificate of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. The number of directors was fixed at eight upon approval of Article III, Section 2 by the stockholders on December 9, 2008.

Director Independence

The Board of Directors has determined that each director and nominee other than Garry O. Ridge is an independent director as defined in Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Information concerning the independence of directors serving on committees of the Board of Directors is provided below as to each committee.

Security Ownership of Directors and Executive Officers

The following tables set forth certain information, including beneficial ownership of the Company’s common stock, for the current directors, for the executive officers named in the Summary Compensation Table on page 26 of this proxy statement, and for all directors and executive officers as a group.

Director/Nominee	Age	Principal Occupation	Director Since	Amount and Nature of Beneficial Ownership October 15, 2009[1]
				Number		Percent of Class
John C. Adams, Jr.	61	Investor; Retired Chairman and CEO, AutoZone, Inc.	2001	22,886	[2]	*
Giles H. Bateman	64	Investor; Retired CFO, Price Club	2003	17,868	[3]	*
Peter D. Bewley	63	Investor; Retired General Counsel, The Clorox Company	2005	19,258	[4]	*
Richard A. Collato	66	President & CEO, YMCA of San Diego County	2003	21,749	[5]	*
Mario L. Crivello	69	Investor	1994	867,885	[6]	5.2%
Linda A. Lang	51	Chairman & CEO, Jack in the Box, Inc.	2004	19,419	[7]	*
Garry O. Ridge	53	President and CEO, WD-40 Company	1997	193,667	[8]	1.2%
Neal E. Schmale	63	Chairman, WD-40 Company; President and COO, Sempra Energy	2001	24,503	[9]	*

*	Less than one (1) percent

[1]	All shares owned directly unless otherwise indicated.

[2]

Mr. Adams has the right to acquire 15,800 shares upon the exercise of stock options and the right to receive 2,360 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[3]

Mr. Bateman has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 2,360 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[4]

Mr. Bewley has the right to acquire 9,800 shares upon the exercise of stock options and the right to receive 3,977 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[5]

Mr. Collato has the right to acquire 13,800 shares upon the exercise of stock options and the right to receive 3,977 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[6]

Mr. Crivello has sole voting and investment power over 731,967 shares held in trust for the benefit of others. He also has sole voting and investment power over 14,780 shares held as custodian for others and 103,375 shares held directly. Mr. Crivello also has the right to acquire 15,800 shares upon exercise of stock options and the right to receive 1,963 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

[7]

Ms. Lang has the right to acquire 11,800 shares upon the exercise of stock options and the right to receive 3,977 shares upon settlement of restricted stock units upon termination of her service as a director of the Company.

[8]

Mr. Ridge has the right to acquire 171,200 shares upon exercise of stock options, the right to receive 1,962 shares upon settlement of restricted stock units upon termination of employment, and the right to receive 4,080 shares upon settlement of restricted stock units upon vesting within 60 days. Mr. Ridge also has voting and investment power over 1,060 shares held under the Company’s 401(k) plan.

[9]

Mr. Schmale has the right to acquire 15,800 shares upon the exercise of stock options and the right to receive 3,977 shares upon settlement of restricted stock units upon termination of his service as a director of the Company.

			Amount and Nature of Beneficial Ownership October 15, 2009[1]
Executive Officer	Age	Principal Occupation	Number		Percent of Class
Jay W. Rembolt	58	Chief Financial Officer and Vice President, Finance, WD-40 Company	47,919	[2]	*
Michael J. Irwin	46	Executive Vice President, Strategic Development, WD-40 Company	79,039	[3]	*
Michael L. Freeman	55	Division President, the Americas, WD-40 Company	76,391	[4]	*
William B. Noble	50	Managing Director Europe, WD-40 Company Ltd. (U.K.)	52,809	[5]	*
All Directors and Executive Officers as a Group			1,603,063	[6]	9.3%

*	Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.

[2]

Mr. Rembolt has the right to acquire 41,628 shares upon exercise of stock options and the right to receive 1,785 shares upon settlement of restricted stock units upon vesting within 60 days. Mr. Rembolt has voting and investment power over 4,206 shares held under the Company’s 401(k) plan.

[3]

Mr. Irwin has the right to acquire 69,792 shares upon exercise of stock options, the right to receive 1,324 shares upon settlement of restricted stock units upon termination of employment, and the right to receive 1,785 shares upon settlement of restricted stock units upon vesting within 60 days. Mr. Irwin has voting and investment power over 738 shares held under the Company’s 401(k) plan.

[4]

Mr. Freeman has the right to acquire 62,509 shares upon exercise of stock options, the right to receive 1,324 shares upon settlement of restricted stock units upon termination of employment, and the right to receive 1,785 shares upon settlement of restricted stock units upon vesting within 60 days. Mr. Freeman has voting and investment power over 2,017 shares held under the Company’s 401(k) plan.

[5]

Mr. Noble has the right to acquire 48,200 shares upon exercise of stock options, the right to receive 1,324 shares upon settlement of restricted stock units upon termination of employment, and the right to receive 1,785 shares upon settlement of restricted stock units upon vesting within 60 days.

[6]

Total includes the rights of directors and executive officers to acquire 624,457 shares upon exercise of stock options, the rights of officers and directors to receive a total of 31,173 shares upon settlement of restricted stock units upon termination of employment or service as a director of the Company, the rights of officers to receive a total of 14,790 shares upon settlement of restricted stock units upon vesting within 60 days, and 9,481 shares held by executive officers under the Company’s 401(k) plan.

Nominees for Election as Directors

John C. Adams, Jr. was elected to the Board of Directors in 2001. Mr. Adams served as President and Chief Executive Officer of AutoZone, Inc. from 1996 until 1998, then serving as Chairman and Chief Executive Officer until his retirement in 2001. He previously served as President of the Miami division of Malone & Hyde, Inc., AutoZone’s former parent company from 1984 until 1990. Mr. Adams was an owner of Nicotiana Enterprises, Inc., a food distribution company, from 1990 until 1995. Mr. Adams is a director of Tractor Supply Company.

Giles H. Bateman was elected to the Board of Directors in 2003. Mr. Bateman has been retired since 2000. He was a co-founder and Chief Financial Officer of Price Club from 1976 until 1991. Mr. Bateman served as director and chairman of CompUSA, Inc. from 1994 until 2000. Mr. Bateman is a director of Lifetime Fitness Inc., and United PanAm Finance Corp.

Peter D. Bewley was appointed to the Board of Directors in 2005. Mr. Bewley was the Senior Vice President — General Counsel & Secretary of The Clorox Company from 1998 until his retirement in 2005.

Richard A. Collato was elected to the Board of Directors in 2003. Since 1981, Mr. Collato has served as President & CEO of the YMCA of San Diego County. Mr. Collato is also a director of Sempra Energy and PepperBall Technologies, Inc.

Mario L. Crivello was elected to the Board of Directors in 1994. Mr. Crivello was the managing owner and master of Tuna Purse Seiners until his retirement in 1984.

Linda A. Lang was elected to the Board of Directors in 2004. Since October 2005, Ms. Lang has served as Chairman of the Board & Chief Executive Officer of Jack in the Box, Inc. Ms. Lang has been employed by Jack in the Box, Inc. for 21 years and from 1996 until 2005 she held the offices of President and Chief Operating Officer, Executive Vice President, Senior Vice President Marketing, Vice President and Regional Vice President, Southern California Region, Vice President Marketing and Vice President of Products, Promotions and Consumer Research.

Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in 1994 as Director International Operations and was elected Vice President — International in 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in 1996 and he was named President and Chief Executive Officer in 1997. He was also elected to the Board of Directors in 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988.

Neal E. Schmale was elected to the Board of Directors in 2001. Mr. Schmale was named Chairman of the Board in 2004. Mr. Schmale has served as President and COO of Sempra Energy since January 2006. Previously, he was Executive Vice President and CFO of Sempra Energy from 1998 through 2005. Mr. Schmale is a director of Sempra Energy and Murphy Oil Corporation.

Board of Directors Meetings, Committees and Annual Meeting Attendance

The Board of Directors is charged by the stockholders with managing or directing the management of the business affairs and exercising the corporate power of the Company. The Board of Directors relies on the following standing committees to assist in carrying out the Board of Directors’ responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee. Each of the committees has a written charter approved by the Board of Directors and such charters are available on WD-40 Company’s web site at www.wd40company.com on the “Investors” page under the Officers and Directors link. There were four scheduled meetings of the Board of Directors during the last fiscal year. Each director serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors holds an annual organizational meeting on the date of the Annual Meeting of Stockholders. All Directors are expected to attend the Annual Meeting. At the last Annual Meeting of Stockholders, all nominee directors were present.

Board of Directors Compensation

Director compensation is set by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee conducts an annual review of director compensation, including consideration of surveys of companies considered comparable to the Company in total revenues and market capitalization. The independent compensation advisor serving the Compensation Committee of the Board of Directors, Compensia, Inc., has also provided guidance to the Corporate Governance Committee with respect to director compensation recommendations. For fiscal year 2009, directors received compensation for services as directors pursuant to the Directors’ Compensation Policy and Election Plan (the “Director Compensation Policy”) adopted by the Board of Directors on October 14, 2008. For 2009, each non-employee director is entitled to receive a base annual fee of $32,000 for services provided from the date of the Company’s annual meeting to the next annual meeting. The Chairman of the Board receives an additional annual fee of $14,000. Non-employee directors receive additional cash compensation for service on committees. The Chairman of the

Audit Committee receives $16,000 and each other member of the Audit Committee receives $8,000. Each Chairman of the Compensation Committee, the Corporate Governance Committee and the Finance Committee receives $8,000 and each other member of those committees receives $4,000. All annual fees are payable in March.

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan (the “Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees as well as to directors and consultants. For services provided during the year in 2009, the Director Compensation Policy provided for the issuance of restricted stock units (“RSUs”) having a grant date value of $32,000 to each non-employee director. Each RSU represents the right to receive one share of the Company’s common stock. Each director was also permitted to elect to receive RSUs in lieu of all or a portion of his or her annual fee for service as a director for 2009. The number of RSUs granted to directors equals the compensation payable in RSUs divided by the fair market value of the Company’s common stock as of the date of grant. All RSUs granted to directors pursuant to the Director Compensation Policy are subject to Award Agreements under the Stock Incentive Plan. All RSUs granted to a director are fully vested and are settled in shares of the Company’s common stock upon termination of the director’s service as a director of the Company.

Prior to fiscal year 2008, the Company maintained the 1999 Non-Employee Director Restricted Stock Plan (the “Director Stock Plan”) providing for the issuance of shares of restricted common stock of the Company to each non-employee member of the Board of Directors. Shares were issued under the Director Stock Plan in lieu of cash compensation according to written elections made by the directors. Restricted shares issued to a director in prior years did not become vested for resale for a period of five years from the date of issuance or until the director’s retirement from the Board following the director’s 65th birthday. Unless a director has reached age 65, the shares are subject to forfeiture if, during the five year vesting period, the director resigns from service as a director.

The Company also maintains a Director Contributions Fund from which each incumbent director has the right, at a specified time each fiscal year, to designate $6,000 in charitable contributions to be made by the Company to properly qualified (under Internal Revenue Code Section 501(c)(3)) charitable organizations.

The following Director Compensation table provides information concerning director compensation earned by each non-employee director for services rendered in fiscal year 2009. Since the annual base fee and fees for service on committees is payable for services provided to the Company from January 1st of the fiscal year until the next annual meeting of stockholders, such compensation is reported for purposes of the Director Compensation table on a weighted basis. For fiscal year 2009, one quarter of the reported compensation earned or paid in cash is based on the director compensation policy in effect for calendar year 2008 and three quarters of the reported compensation paid in cash is based on the director compensation policy in effect for calendar year 2009. Amounts earned and reported in the Director Compensation table for Fees Earned or Paid in Cash for the fiscal year for each director are dependent upon the various committees on which each director served as a member or as chairman during the fiscal year.

DIRECTOR COMPENSATION

Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
John C. Adams, Jr.	$43,031	$31,978	$0	$6,000	$81,009
Giles H. Bateman	$52,031	$31,978	$0	$6,000	$90,009
Peter D. Bewley	$44,031	$31,978	$0	$6,000	$82,009
Richard A. Collato	$48,031	$31,978	$0	$6,000	$86,009
Mario L. Crivello	$36,031	$31,978	$0	$6,000	$74,009
Linda A. Lang	$44,031	$31,978	$0	$6,000	$82,009
Neal E. Schmale	$53,031	$31,978	$0	$6,000	$91,009

[1]

For services rendered during fiscal year 2009, directors received restricted stock units (“RSUs”) pursuant to elections made in 2007 and 2008 under the Director Compensation Policy with respect to their services as directors in calendar years 2008 and 2009, respectively, in each case in lieu of all or part of their base annual fees for such calendar year (as described in the narrative preceding the Director Compensation Table) as follows: John C. Adams, Jr. and Giles H. Bateman received RSUs valued at $4,008; and Peter D. Bewley, Richard A. Collato, Linda A. Lang and Neal E. Schmale received RSUs valued at $31,989.

[2]

Amounts included in the Stock Awards column represent the grant date fair value for non-elective RSUs awarded to all non-employee directors pursuant to the Director Compensation Policy. The number of RSUs awarded to each director is rounded down the nearest whole share. The reported amounts equal the grant date fair value for the RSUs computed under FAS 123R since the RSUs were fully vested as of the date of grant and the full amount was recognized by the company for financial reporting purposes in accordance with FAS 123R. The number of RSUs held by each director as of the end of the fiscal year are reported with respect to such director’s security ownership as of the record date for the annual meeting of stockholders on page 4 of this proxy statement. The RSUs are settled in stock only upon termination of service as a director and the RSUs provide for the payment of dividend equivalent compensation in amounts equal to dividends declared and paid on the Company’s common stock.

[3]

Outstanding options held by each director as of the end of the fiscal year are reported with respect to such director’s security ownership as of the record date for the annual meeting of stockholders on page 4 of this proxy statement.

[4]	Amounts represent charitable contributions made by the Company as designated by each non-employee director pursuant to the Company’s Director Contribution Fund.

Stockholder Communications with Board of Directors

Stockholders may send communications to the Board of Directors by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110. The Board of Directors has instructed the Corporate Secretary to forward such communications to the Chairman of the Board of Directors. The Board of Directors has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, to not forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board of Director consideration. The Corporate Secretary may also forward the stockholder communication within the Company to another department to facilitate an appropriate response.

Committees

Director	Audit	Compensation	Governance	Finance
John C. Adams, Jr.			✓	Chairman
Giles H. Bateman	Chairman			✓
Peter D. Bewley		✓	Chairman
Richard A. Collato	✓	Chairman
Mario L. Crivello		✓
Linda A. Lang	✓	✓
Garry O. Ridge
Neal E. Schmale			✓	✓
Number of Meetings Held in Fiscal Year 2009	5	4	4	5

Corporate Governance Committee

The Corporate Governance Committee is comprised of Peter D. Bewley (Chairman), John C. Adams, Jr., and Neal E. Schmale. The Corporate Governance Committee also functions as the Company’s nominating committee and is comprised exclusively of independent directors as defined in the Nasdaq Rules. The Corporate Governance Committee met four times during the last fiscal year.

The Corporate Governance Committee acts in conjunction with the Board of Directors to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board of Directors. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board of Directors to achieve a combination of individuals of different backgrounds and experiences. In evaluating the suitability of nominees, the Corporate Governance Committee takes into account many factors, including the following: whether the candidate is currently or has recently been an executive officer at a publicly traded company; whether the candidate has substantial background in matters related to the Company’s products or markets, in particular, supply chain management, information technology and marketing; and whether the candidate has substantial international business experience, a substantial financial background or is serving as a director at one or more publicly traded companies.

In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of annual evaluations and the director’s participation in and anticipated future contributions to the Board of Directors. A director who will have reached the age of 72 prior to the date of the next annual meeting of stockholders, except for non-employee directors first elected to the Board prior to June 29, 1999, will not be recommended for re-election at that meeting.

The Corporate Governance Committee reviews new Board of Director nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board of Directors have been suggested by directors or employees. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.

The Corporate Governance Committee will consider director candidates recommended by security holders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110. Nominations by security holders must be submitted in accordance with the requirements of the Company’s Bylaws, including submission of such nominations within the time required for submission of stockholder proposals as set forth on page 33 of this proxy statement.

Audit Committee

The Audit Committee is comprised of Giles H. Bateman (Chairman), Richard A. Collato and Linda A. Lang. Five meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services and to review the audit with the independent registered public accounting firm after its completion. The Board of Directors has determined that Mr. Bateman is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Bateman and each of the other members of the Audit Committee is an independent director as defined in the Nasdaq Rules. Each member of the Audit Committee also satisfies the requirements for service on the Audit Committee as set forth in Rule 5605(c)(2) of the Nasdaq Rules.

The Audit Committee has responsibility for review and oversight of related party transactions for potential conflicts of interest. In conducting this oversight, the Audit Committee makes appropriate inquiry and relies on a review by the Corporate Governance Committee of individual questionnaires completed by all executive officers and directors for the purpose of identifying matters potentially affecting the independence of directors and the existence of related party transactions as defined in relevant rules promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and in the Nasdaq Rules. The Audit Committee also relies upon the Company’s disclosure controls and procedures adopted pursuant to Exchange Act rules for the purpose of assuring that matters requiring disclosure, including related party transactions that may involve the potential for conflicts of interests, are brought to the attention of management and the Audit Committee on a timely basis. No formal policy for such oversight by the Audit Committee has been adopted, but the actions of the committee in conducting its review at least annually are set forth in minutes of the meetings of the Audit Committee. The Audit Committee also has responsibility for the selection, appointment and oversight of the independent registered public accounting firm for the Company. A separate report of the Audit Committee is set forth below.

AUDIT COMMITTEE REPORT

Each year the Board of Directors appoints an Audit Committee to fulfill regulatory requirements and to assist the Board in oversight of the Company’s financial reporting, internal control functions and audit process. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market.

The responsibilities of the Audit Committee include the selection and appointment of a independent registered public accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s consolidated financial statements be included in its annual report on Form 10-K.

With respect to the preparation and audit of the Company’s consolidated financial statements, management is responsible for the preparation of the financial statements; the establishment of accounting and financial reporting principles; the establishment of disclosure controls and procedures; the establishment of internal control over financial reporting; the evaluation of the effectiveness of both disclosure controls and procedures and internal control over financial reporting; and the evaluation of changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion as to whether the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed the consolidated financial statements of the Company for the fiscal year ended August 31, 2009. The Audit Committee has discussed the preparation of the consolidated financial statements with management and with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and the Audit Committee has met separately with PricewaterhouseCoopers LLP and with management to discuss issues relating to the preparation and audit of the financial statements.

For the fiscal year ended August 31, 2009, management has completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has been kept apprised of management’s activities in the completion of such work and evaluation and the Audit Committee has provided oversight and advice with respect to the process undertaken by management. The Audit Committee will continue to oversee such work being undertaken by the Company for the fiscal year ending August 31, 2009.

The Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report on Form 10-K for the fiscal year ended August 31, 2009:

1.	At regularly scheduled meetings of the Audit Committee, management and PricewaterhouseCoopers LLP provided periodic reports as to the work undertaken by the Company to complete the documentation, testing and evaluation of the Company’s system of internal control over financial reporting. Upon completion of such work and upon preparation of the Company’s consolidated financial statements for the year ended August 31, 2009, the Audit Committee reviewed a report provided by management on the effectiveness of the Company’s internal control over financial reporting.

2.	The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal year ended August 31, 2009, those matters required to be discussed by Statement on Auditing Standards No. 61 and PCAOB Auditing Standard No. 2, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

3.	The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

4.	The Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s audited consolidated balance sheet at August 31, 2009, and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended August 31, 2009.

5.	The Audit Committee has reviewed PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm and Management’s Report on Internal Control over Financial Reporting included in the Company’s annual report on Form 10-K.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2009. PricewaterhouseCoopers LLP has been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2010.

Giles H. Bateman (Chairman)

Richard A. Collato

Linda A. Lang

Finance Committee

The Finance Committee is comprised of John C. Adams, Jr. (Chairman), Giles H. Bateman and Neal E. Schmale. Four meetings of the Finance Committee were held during the last fiscal year. The Finance Committee is appointed by the Board for the primary purpose of assisting the Board in overseeing financial matters of importance to the company, including matters relating to acquisitions, investment policy, capital structure, and dividend policy. The Finance Committee also reviews the Company’s annual and long-term financial strategies and objectives.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Richard A. Collato (Chairman), Peter D. Bewley, Mario L. Crivello and Linda A. Lang, all of whom are independent directors as defined under the Nasdaq Rules. The Compensation Committee met four times during the last fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

WD-40 Company’s Compensation Discussion and Analysis addresses the processes and decisions of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors (the “Committee”) with respect to the compensation of the Company’s Named Executive Officers (“NEOs”). For fiscal year 2009, the Company’s NEOs are:

•	Garry O. Ridge, our Chief Executive Officer (“CEO”);

•	Jay W. Rembolt, our Chief Financial Officer (“CFO”);

•	Michael J. Irwin, our Executive Vice President, Strategic Development;

•	Michael L. Freeman, our Division President, the Americas;

•	William B. Noble, our Managing Director, Europe.

Governance of Executive Officer Compensation Program

The purpose of the Committee is to establish and administer the compensation arrangements of the CEO and other NEOs on behalf of the Board of Directors. The Committee is responsible for developing the Company’s overall compensation strategy, with support from management and the Committee’s independent advisor. The Committee also has responsibilities in connection with administration of the Company’s equity compensation plans.

With respect to compensation of the NEOs for fiscal year 2009, the Committee had the following responsibilities:

•

Develop and review employment agreements, salaries, incentive plan participation, severance agreements, change-in-control agreements, equity compensation plan participation and employee benefit plan participation for the NEOs.

•	Conduct an annual review of corporate goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance in light of those goals and objectives.

•

Approve the annual compensation package (including base salary, incentive plan participation, equity compensation awards and other benefits) for the CEO, taking into consideration CEO performance, Company performance and CEO compensation levels at comparable companies.

•

Conduct an annual review, with the assistance of the CEO, of corporate goals and objectives relevant to the compensation of the other NEOs, evaluate NEO performance in light of those goals and objectives, and approve the annual compensation package (including base salary, incentive plan participation, equity compensation awards and other benefits) for the other NEOs.

•	Provide recommendations to the Board for changes to the Company’s equity compensation plan and other compensation and benefit plans.

•

Administer the Company’s stock option and equity-based compensation plans, including the grant of awards or recommendation of awards to the Board for final approval as the Board or the relevant plan may authorize.

The Compensation Committee operates pursuant to a Charter, a copy of which can be found under the Officers and Directors link on the Investors page of the Company’s website — at http://www.wd40company.com. The Committee’s Charter provides for full delegation of authority to the Committee with respect to the recommendation and approval of the annual compensation package for the CEO.

Process for Evaluating Executive Officer Performance and Compensation

In accord with its Charter, the Compensation Committee works with the Company’s Human Resources function in carrying out its responsibilities; the Vice President of Human Resources is management’s liaison with the Committee. During fiscal year 2009, the Committee engaged Compensia, Inc, an independent compensation advisor, to provide advice and information relating to executive compensation. Compensia assisted the Committee in the evaluation of executive base salary, bonus compensation and equity incentive design and award levels, and the specific pay recommendation for the CEO. Compensia reports directly to the Committee and provides no additional services for management.

Executive Compensation Philosophy and Framework

Compensation Objectives

The Company’s executive compensation program is designed to achieve four primary objectives:

1.	Attract and retain high-caliber executives.

2.	Align the interests and compensation of executives with the value created for shareholders.

3.	Reinforce a sense of urgency among executives to achieve both short-term and long-term Company objectives.

4.	Create a direct, meaningful link between business and team success and individual performance and rewards.

Target Pay Position/Mix of Pay

The Company’s compensation program consists primarily of base salary, annual cash incentives, and long-term oriented equity grants. Each of these components is discussed in greater detail below under the heading, “Executive Officer Compensation Decisions.” The Compensation Committee has established a target for executive officer total compensation (defined as base salary, plus performance incentive bonus, plus the grant date value of equity awards at the 50th percentile relative to the market (details on the use of benchmarking peer group data is provided below). Actual pay may vary, based on company and/or individual performance, length of time within the position, and anticipated contribution. The Committee does not adhere to specific guidelines regarding the percentage of total compensation that should be represented by each element of pay. Rather, the NEO compensation arrangements are generally designed such that each element approximates the market 50th percentile, subject to the factors discussed above.

Compensation Benchmarking

For fiscal year 2009 compensation decisions, the Compensation Committee examined the executive compensation practices of a peer group of twenty-one companies to assess the competitiveness of the Company’s executive compensation. Peer group companies were selected from a list of U.S. headquartered companies having revenues reasonably comparable to WD-40 Company and doing business in the specialty chemical industry or within specific consumer products categories. In addition to the peer group data, the Committee has used broad industry company data from published compensation surveys for a set of companies having revenues comparable to the Company. This mix of data has been weighted, 50% for the broad industry company data and 50% for the peer group data. The composition of the peer group was reviewed in June 2008 and no changes were made for fiscal year 2009 compensation decisions. The peer group is comprised of the following companies:

• American Pacific Corporation • American Vanguard Corporation • Bare Escentuals, Inc. • Cambrex Corporation • Chattem Inc. • Gaiam, Inc. • Hawkins, Inc. • Inter Parfums, Inc. • Katy Industries, Inc.	• Mannatech, Inc. • Medicis Pharmaceutical Corporation • National Presto Industries Inc. • Nutraceutical International Corporation • Pacific Ethanol, Inc. • Park Electrochemical Corp.	• Parlux Fragrances, Inc. • Penford Corporation • PetMed Express, Inc. • Prestige Brands Holdings, Inc. • Quaker Chemical Corporation • USANA Health Sciences, Inc.

Executive Officer Compensation Decisions

Base Salary: Process

Base salaries for all NEOs are approved by the Committee effective for the beginning of each fiscal year. In setting base salaries, the Committee considers a salary range which has been prepared by its outside advisor based on each NEO’s job responsibilities and the market 50th percentile target pay position. Salary increases, if any, are based on individual performance, position, current pay relative to the market, future anticipated contribution and the company-wide merit increase budget. Assessment of individual performance follows a rigorous evaluation process, including self-evaluation and the establishment of annual goals for each officer and an assessment of the achievement thereof. Information concerning 2010 compensation decisions is provided in the Fiscal Year 2010 Compensation Decisions section below.

Base Salary: Fiscal Year 2009

Based on the peer group and survey data and the criteria described above, the CEO presented his recommendations to the Committee for base salary increases for other executive officers in October 2008. After reviewing the CEO’s recommendations and considering the goals and objectives established at the beginning of the year for all executive officers, the Committee approved salaries for the officers as set forth in the table below. For each executive officer, the Committee evaluated salary levels against current benchmarking data and based on individual and company performance, the Committee established fiscal year 2009 salaries for each officer.

The salary increases for fiscal year 2009 were considered by the Committee and the Board to be appropriate in light of market conditions at that time as evidenced by the peer group and published survey data and the achievement of individual performance goals by each of the executive officers as well as their individual contributions to overall Company performance. For the CEO’s base salary, the Committee approved a 3.0% increase to $573,092, which was at the 75th percentile relative to market as evidenced by the data described in the Compensation Benchmarking section above. The performance of the CEO for fiscal year 2008 was measured against mutually agreed upon targets and goals around growth, innovation, leadership, earnings and customer relations. In considering an appropriate salary increase for the CEO for fiscal year 2009, the Committee considered the scope of his responsibilities, his tenure with the Company and historical performance. For Mr. Rembolt, the larger increase was based on his greater responsibility as CFO and his relatively low base salary relative to market for his new position. For Mr. Noble, the larger increase was based on achievement of individual and reporting segment performance goals.

Salary increase actions for fiscal year 2009 for the NEOs were as follows:

Executive Officer	Title	Base Salary		Percent Increase
Garry O. Ridge	Chief Executive Officer	$573,092		3%
Jay W. Rembolt	Chief Financial Officer	$222,600		5%
Michael J. Irwin	Executive Vice President, Strategic Development	$286,848		3%
Michael L. Freeman	Division President, the Americas	$279,990		2%
William B. Noble	Managing Director, Europe	$299,364	[1]	5%

[1]	Mr. Noble’s base salary for 2009 was converted to dollars based on an average annual exchange rate for fiscal year 2009 of $1.5721 per pound.

Performance Incentive Program

The Company uses its Performance Incentive Program to tie NEO compensation to the Company’s financial performance. For the NEOs, incentive awards are based on corporate performance measures, including the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) computed on a consolidated basis (referred to herein as the Company’s “Global EBITDA”) and EBITDA computed for relevant financial reporting segments (“Segment EBITDA”). With the exception of Performance Incentive Program formulas applicable to the CEO and the CFO which were revised for fiscal year 2009, the same program formulas are used for establishing bonus compensation for all employees of the Company and the formulas for some employees include the use of other performance measures relevant to their job classifications.

Depending upon performance results, the Performance Incentive bonus payout can range from 0–100% of base salary for the Chief Executive Officer, from 0–60% of base salaries for the other NEOs. The maximum bonus for each NEO is referred to herein as their “annual opportunity”. Maximum incentive bonus payouts for the NEOs other than the CEO and the CFO require both achievement of specified Segment EBITDA results and Company performance that exceeds the maximum amount for Global EBITDA as described below.

On December 8, 2008, the Committee approved a revision to the Performance Incentive Program formulas applicable to the CEO and CFO for fiscal year 2009. For prior years, CEO and CFO bonus payouts were based on (i) relative achievement of Segment EBITDA for each of the Company’s three reporting segments, the Americas, Europe and Asia-Pacific; (ii) relative achievement of the Company’s return on invested capital “ROIC” 1; and (iii) performance exceeding a target level of Global EBITDA. Use of Segment EBITDA and ROIC performance measures was designed to focus the attention of the CEO and the CFO on all aspects of the Company’s global operations and performance. However, the Committee determined that favorable results from one segment, when combined with relatively poor performance from others, especially where the poor

[1]

The manner in which the Company calculated ROIC for prior years was provided in the Company’s press release with respect to the announcement of its annual earnings which, for fiscal year 2008, was filed on October 15, 2008 as Exhibit 99.1 to its report on Form 8-K.

performance of one or more segments has a negative impact on overall results of operations, could lead to payment of unwarranted bonus compensation. The Committee concluded that bonus payouts for the CEO and CFO that are tied solely to achievement of specified levels of Global EBITDA would provide appropriate linkage of CEO and CFO cash compensation to overall Company performance.

The maximum opportunity percentage for the CEO at 100% of his base salary as compared to the maximum opportunity percentage for the other NEOs at 60% of base salary was established by the Board of Directors in prior years in recognition of the higher level of responsibility of the CEO for overall Company performance, in reliance on benchmarking data supporting total potential CEO compensation at such levels and to establish a compensation package for the CEO having a higher percentage of potential compensation tied to Company performance.

Following the commencement of each fiscal year, the Committee confirms specific performance measures for the upcoming year, along with associated weightings and an objective formula for calculation of the Performance Incentive bonus payouts for all NEOs. In October of the following year, and before payment, the Committee reviews the Company’s financial results and confirms calculation of the Incentive Performance bonus payouts for each of the executive officers.

For each employee other than the CEO and CFO, the Performance Incentive Program provides three distinct performance measure levels for possible award of bonus compensation. The first level represents 30% of the annual opportunity, the second level represents 20% of the annual opportunity and the third level represents 50% of the annual opportunity. For the CEO and CFO, there are two levels, each representing 50% of the annual opportunity.

For the NEOs other than the CEO and CFO, the relevant performance measure for the first and second levels is Segment EBITDA. Use of specific weightings for Segment EBITDA results varies for each NEO according to his area of responsibility and accountability. Thus, the formula for the first and second levels for Mr. Irwin is weighted equally among all 3 of the Company’s reporting segments and the formulas for Mr. Freeman and Mr. Noble are weighted entirely to the Americas and Europe segments, respectively. For fiscal year 2009, the minimum and maximum amounts for the applicable Segment EBITDA were confirmed by the Committee in October 2008. The bonus payout for the first level is based on the relative achievement of the Segment EBITDA performance measure within the range of the minimum and maximum, applied to the proportionate amount of the annual opportunity provided for the first level bonus payout. No bonus payout is earned if the relevant Segment EBITDA does not reach the minimum threshold amount. The second level performance measure represents a stretch target for the applicable Segment EBITDA. For the second level, the range of minimum and maximum will run from the maximum first level target to a specified maximum amount.

For the NEOs other than the CEO and CFO, the performance measure for the third level is Global EBITDA. For fiscal year 2009, a minimum level for Global EBITDA was confirmed by the Committee in October 2008. After all bonus amounts earned for the first and second levels are calculated, the Global EBITDA result is measured. The maximum amount of Global EBITDA is then established by means of a formula that is based on all Performance Incentive bonus payouts under the first and second levels, and including bonus payouts to the CEO and CFO, and that results in the maximum payout under the third level of the Performance Incentive Program. This formula effects a sharing of increased earnings over the established minimum among all of the Company’s employees and the Company’s stockholders.2

For the CEO and CFO, the Performance Incentive Program provides for 2 performance measure levels; each is tied to the Company’s Global EBITDA. The amount of bonus payout for the first level (up to 50% of the annual opportunity) will be based on the relative achievement of Global EBITDA within a range of specified minimum

[2]

The Segment and Global EBITDA results are calculated using foreign exchange rates predetermined at the beginning of the fiscal year. The purpose of using predetermined rates is to avoid the impact of volatile foreign exchange rates, whether favorable or unfavorable to the employees, on bonus payout.

and maximum target levels. No bonus payout will be earned unless the Company’s Global EBITDA (calculated to include budgeted bonus payouts to all employees under the first level of the Performance Incentive Program) reaches the specified minimum target level. The second level bonus payout (up to 50% of the annual opportunity) will be based on the relative achievement of the Company’s actual Global EBITDA within a range from the maximum target amount for the first level bonus payout to an amount equal to 110% of such first level maximum target amount.

Target and maximum payout amounts for each of the NEOs for the 2009 Performance Incentive Program are provided in the Grants of Plan-Based Awards table on page 27 of this proxy statement.

The following table sets forth the performance measures applicable to each of the NEOs for each of the three levels of the Performance Incentive Program:

Executive Officer	Title	First Level Performance Measure	Second Level Performance Measure	Third Level Performance Measure
Garry O. Ridge	Chief Executive Officer	Global EBITDA	Global EBITDA	N/A

Jay W. Rembolt	Vice President, Finance and Chief Financial Officer	Global EBITDA	Global EBITDA	N/A

Michael J. Irwin	Executive Vice President, Strategic Development	Segment EBITDA (3 Segments)	Segment EBITDA (3 Segments)	Global EBITDA

Michael L. Freeman	Division President, the Americas	Segment EBITDA (Americas)	Segment EBITDA (Americas)	Global EBITDA

William B. Noble	Managing Director, Europe	Segment EBITDA (Europe)	Segment EBITDA (Europe)	Global EBITDA

The following table sets forth the minimum and maximum target Segment EBITDA results for the first level under the Company’s Performance Incentive Program for the NEOs other than the CEO and CFO for each of the Company’s reporting segments and the actual fiscal year 2009 results, each as a percentage of the actual fiscal year 2008 results:

Performance Measure	Minimum for FY 2009 (as % of 2008 Actual)	Maximum for FY 2009 (as % of 2008 Actual)	Actual FY 2009 (as % of 2008 Actual)
Segment EBITDA (Americas)[1]	100%	121%	117%
Segment EBITDA (Europe)[2]	100%	120%	129%
Segment EBITDA (Asia-Pacific)[1]	87%	87%	87%

[1]

Percentages for Segment EBITDA (Americas) and (Asia-Pacific) are based on results reported in U.S. dollars and are calculated using foreign exchange rates predetermined at the beginning of the fiscal year.

[2]	Segment EBITDA (Europe) percentages are based on the Europe segment’s results as reported in pounds sterling.

The following table sets forth the minimum and maximum amounts for Global EBITDA applicable for the third level of the Company’s fiscal year 2009 Performance Incentive Program for the NEOs other than the CEO and CFO, together with actual results for fiscal year 2009 with respect to such performance measure:

Performance Measure	Minimum for FY 2009 Performance Incentive Program	Maximum for FY 2009 Performance Incentive Program	Actual FY 2009
Global EBITDA[1]	$51,545,000	$61,859,000	$50,501,000

[1]

The maximum Global EBITDA amount is an approximate amount calculated by reference to a formula that would have resulted in a maximum payout of bonus to all employees of the Company under the third level of the Performance Incentive Program. The actual Global EBITDA amount for fiscal year 2009 equals the Company’s reported earnings on a consolidated basis before interest, taxes, depreciation and amortization, calculated using foreign exchange rates predetermined at the beginning of the fiscal year.

For the CEO and the CFO, the first level bonus payout was measured based on the relative achievement of the Company’s Global EBITDA within a range from a minimum amount of $46,546,000 to a maximum amount of $51,545,000. The second level bonus payout was measured based on relative achievement of the Company’s Global EBITDA within the range from the foregoing first level maximum amount to $56,700,000 (110% of the first level maximum amount).

Achievement of the maximum levels for Segment EBITDA and Global EBITDA are intended to be attainable through the concerted efforts of all management teams working in their own regions and areas of responsibility and for the Company as a whole. Use of these Performance Incentive Program performance measures for all employees over many years has served to focus the entire Company on steady growth of quality earnings.

Based on the Company’s performance for fiscal year 2009 and the relative attainment of each of the performance measures under the Company’s Performance Incentive Program, the Committee approved the calculation of NEO incentive award payouts.

On October 13, 2009, the Committee approved payment of the following incentive bonus amounts for fiscal year 2009 performance:

Executive Officer	Title	FY2009 Annual Incentive Opportunity (As % of Base Salary)	FY2009 Actual Bonus (As % of Base Salary)	FY2009 Bonus Paid ($)
Garry O. Ridge	Chief Executive Officer	100%	39.8%	$227,956
Jay W. Rembolt	Vice President, Finance and Chief Financial Officer	60%	23.8%	$53,088
Michael J. Irwin	Executive Vice President, Strategic Development	60%	19.3%	$55,370
Michael L. Freeman	Division President, the Americas	60%	10.0%	$27,906
William B. Noble[1]	Managing Director, Europe	60%	30.0%	$89,809

[1]	Mr. Noble’s bonus has been converted from pounds sterling at an average annual exchange rate for fiscal year 2009 of $1.5721 per pound.

To provide an example of the application of the Company’s Performance Incentive Program to one of the NEOs, Mr. Irwin’s bonus payout for fiscal year 2009 was computed as follows:

•	Mr. Irwin’s annual opportunity is 60% of his base salary for 2009. His base salary for 2009 was $286,848. His annual opportunity was 60% of that amount, or $172,109.

•

For the first level of the Performance Incentive Program, Mr. Irwin’s bonus potential was 30% of his annual opportunity. Since the applicable performance measure for the first level for Mr. Irwin was Segment EBITDA for all three of the Company’s reporting segments, his bonus potential was weighted equally among the three reporting segments, or 10% of his annual opportunity with respect to each segment. Based on the relative attainment of the Segment EBITDA goals for each of the Company’s reporting segments as set forth in the table above (exceeding the first level maximum target amount for Europe, meeting the target amount for Asia-Pacific, and achieving 55% of the applicable range for the Americas), Mr. Irwin was entitled to a bonus for the first level of the Performance Incentive Program equal to 25.5% of his annual opportunity, or $43,909.

•

Mr. Irwin’s bonus potential for the second level was 20% of his annual opportunity. Since the second level performance measure for Mr. Irwin was based on stretch targets for Segment EBITDA for all three of the Company’s reporting segments, his bonus potential was weighted equally among the three reporting segments, or 6.67% of his annual opportunity with respect to each segment. Based on the relative attainment of the Segment EBITDA goals for each of the Company’s reporting segments in excess of the first level maximum amounts (exceeding the second level stretch goal for Europe, but failing to reach any portion of the stretch goals for Asia-Pacific or the Americas), Mr. Irwin was entitled to a bonus for the second level of the Performance Incentive Program equal to 6.7% of his annual opportunity, or $11,461.

•

For the third level, Mr. Irwin’s bonus potential was 50% of his annual opportunity. No employees were eligible for a bonus under the third level since the Company’s Global EBITDA, after accrual of bonus payouts to all employees under the first and second levels of the Performance Incentive Program, did not reach the minimum target amount for Global EBITDA as set forth in the table above. Mr. Irwin did not receive a bonus for the third level of the Performance Incentive Program.

Mr. Irwin’s aggregate bonus payout was the sum of the payouts under each of the three levels of the Company’s Performance Incentive Program, or $55,370.

Equity Compensation

Equity compensation is a critical component of the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. As an integral part of the compensation earned by the NEOs for services in fiscal years prior to 2009, the Company provided the NEOs with an economic interest in the long-term appreciation of the Company’s common stock through the award of stock options.

Following a review by the Committee and the Board of the Company’s equity compensation practices during fiscal year 2008 by Compensia, management recommended and the Committee approved a change in the Company’s approach to equity compensation for its NEOs. The key changes to the equity program are as follows:

•

Equity awards for all employees, including the NEOs, will be delivered in restricted stock units (“RSUs”), rather than stock options, that provide for the issuance of shares of the Company’s common stock upon vesting.

•

RSUs were selected as the primary equity vehicle due to their advantages over stock options in the following areas: i) greater perceived value by recipients; ii) reduced accounting cost, in the aggregate; iii) less dilutive impact on a share count basis; and iv) encourages long-term stock ownership and facilitates the achievement of the company’s stock ownership guidelines (as described below under the heading, Executive Officer Stock Ownership Guidelines).

•	The size of annual equity grants for participant employees will be determined as follows:

•	A target level of award is determined for each participant employee based on relative position and responsibility within the Company;

•	40% of the target equity award is recommended for grant on a discretionary basis for retention and incentive purposes;

•

60% of the target equity award is recommended for grant based on the individual’s first level achievement under the Company’s Performance Incentive Program (as described above under the heading, Performance Incentive Program) for the most recently completed fiscal year.

The Board recognizes the potentially dilutive impact of equity awards. The Company’s equity award practices are designed to balance the impact of dilution and the Company’s need to remain competitive by recruiting, retaining and providing incentives for high-performing employees. The following steps have been taken by the Board and the Committee to maintain this balance:

•

The Committee has sought to manage to an annual gross burn rate for equity awards to all participating employees not exceeding 2% of the Company’s outstanding shares. The actual burn rate over the past three years has been approximately 1.5%.

•

The Company’s aggregate equity award practices have been conservative, particularly with respect to options previously awarded to the NEOs. Upon review of peer group data and competitiveness of the Company with respect to equity compensation, the Committee determined that past equity compensation provided to its executive officers was low. Increases in equity compensation for the NEOs were therefore made for fiscal year 2008. Corresponding increases in equity award levels for the NEOs for fiscal year 2009 were not fully carried forward due to overall burn rate and equity plan budgeting limitations established by the Committee.

•

For fiscal year 2009, equity grants to individual executive officers were based on long-term retention goals for the executive officers. In October 2008, the Committee approved RSU awards to the NEOs as set forth in the Grants of Plan-Based Awards table on page 27 of this proxy statement. The Committee placed particular emphasis on long-term retention goals and desired incentives for future contributions in establishing the level of equity awards for each of the NEOs for fiscal year 2009. As such, each NEO other than the CEO received the same number of RSUs and the RSU award to the CEO was greater than the awards to the other NEOs in recognition of his higher level of responsibility for overall Company performance and in reliance on benchmarking data supporting a higher level of equity compensation for the CEO.

Benefits and Perquisites

As is the case with most Company employees, the Company’s NEO’s are provided with standard health and welfare benefits, as well as the opportunity to participate in a 401(k) profit sharing plan. The 401(k) plan serves to provide Company employees, including the NEOs, with tax-advantaged retirement savings as an additional component of overall compensation. The Company’s contributions to the Plan may be invested by employees in a Company Stock Fund invested in shares of the Company’s common stock.

The Company maintains individual Supplemental Death Benefit Plan agreements with each of the NEOs other than Mr. Noble who has an equivalent life insurance benefit under his local U.K. compensation package and other than Mr. Rembolt who participates in the group life insurance program available to all U.S. employees of the Company. The Company’s Supplemental Death Benefit Plan agreement obligations are funded by permanent life insurance policies owned by the Company.

The Company also provides cars to its executives and private health insurance for Mr. Noble in excess of coverage available to other Company employees in the U.K. The costs associated with the benefits and perquisites provided to the NEOs are included in the Summary Compensation Table included on page 26 of this proxy statement and they are separately identified in the narrative description of such benefits included with the Summary Compensation Table.

The Compensation Committee considers the cost of the foregoing benefits and perquisites in connection with its recommendations to the Board for approval of the CEO’s compensation package and in connection with approval of the total compensation for each of the other NEOs. All of such costs are considered appropriate in support of the Compensation Committee’s objective of attracting and retaining high quality executives because they are common forms of compensation for senior executives and are expected by such executives when they consider competing compensation packages.

Post-Employment Obligations

In February 2006, the Company entered into change of control severance agreements with each of the Company’s NEOs other than Mr. Rembolt. On October 14, 2008, the Board approved a change of control severance agreement for Mr. Rembolt on the same terms and conditions as are included in the agreements with the other NEOs. The specific terms of the agreements are described in detail on page 30 of this proxy statement. The agreements were entered into with the executive officers of the Company after extensive review by the Committee and the Board and negotiation with the officers to replace previously existing employment agreements. Consideration was given to possible inclusion of severance compensation to be paid to the officers in the event of their termination of employment without cause (or for good reason) without regard to the existence of a change of control of the Company. No such provisions were included and severance compensation is payable only following a termination of employment without “cause” or for “good reason” within 2 years following a “change of control” of the Company (as the quoted terms are defined in the severance agreements).

The Committee believes that the change of control severance agreements help ensure the best interests of stockholders by fostering continuous employment of key management personnel. As is the case in many public companies, the possibility of an unsolicited change of control exists. The uncertainty among management that can arise from a possible change of control can result in the untimely departure or distraction of key employees. Reasonable change of control severance agreements reinforce continued attention and dedication of executives to their assigned duties and support the Compensation Committee’s objective of retaining high quality executives.

Overall Reasonableness of Compensation

The Committee believes that the Company is achieving its compensation objectives and in particular, rewards executive officers for driving operational success and stockholder value creation. Based on reviews of tally sheets and a pay-for-performance analysis by the Committee, and in light of the Company’s compensation objectives, the Compensation Committee and the Board believe that the pay mix and target pay position relative to market for each of the NEOs are reasonable and appropriate.

Fiscal Year 2010 Compensation Decisions

In October 2009, the Committee considered peer group survey data as well as company and individual performance, and the CEO’s recommendations for other NEO compensation decisions. Based on the Committee’s analysis and review of these considerations, the Committee approved the following base salary and maximum incentive award payout for each of the NEOs:

Executive Officer	Title	FY2010 Base Salary ($)	Base Salary Increase (%)	FY2010 Incentive Bonus Maximum[1] ($)
Garry O. Ridge	Chief Executive Officer	$573,092	0%	$573,092
Jay W. Rembolt	Vice President, Finance and Chief Financial Officer	$222,600	0%	$133,560
Michael J. Irwin	Executive Vice President, Strategic Development	$286,848	0%	$172,109
Michael L. Freeman	Division President, the Americas	$279,990	0%	$167,994
William B. Noble[2]	Managing Director, Europe	$299,364	0%	$179,618

[1]

The Incentive Bonus Maximum amounts represent the maximum amount of each NEO’s annual bonus opportunity under the Company’s Performance Incentive program as described in the Performance Incentive Bonus section above.

[2]	Mr. Noble’s fiscal year 2010 base salary and incentive bonus maximum amounts are converted from pounds sterling at an average annual exchange rate for fiscal year 2009 of $1.5721 per pound.

During fiscal year 2009, Company management began a comprehensive review of the Performance Incentive Program and equity award practices as applied to all Company employees. Management retained the services of Remedy Compensation Consulting to assist in this process. The Compensation Committee asked its independent compensation consultant, Compensia, to work with Remedy in order to integrate planning and analysis of the Company’s incentive bonus and equity compensation plans as they would be applied in the context of the Committee’s executive compensation decisions.

For the fiscal year 2010 Performance Incentive Program, the Committee considered and approved changes in the formulas and performance measures to be applied for purposes of calculating the Performance Incentive bonus payouts for the NEOs. For the first level under the Performance Incentive Program, the Committee concluded that management focus should be on top line growth in revenues. For Mr. Freeman and Mr. Noble, the first level performance measure, applicable for 50% of their annual opportunity, will be Segment Revenues for the Americas and Europe, respectively. For their second level, applicable for 30% of their annual opportunity, the performance measure will be a stretch goal based on Segment EBITDA for the Americas and Europe, respectively. The third level, applicable for the remaining 20% of their annual opportunity, will continue to be based on a target for Global EBITDA calculated in the same manner as in prior years.

For Mr. Ridge, Mr. Rembolt and Mr. Irwin, there will be only 2 levels for incentive bonus opportunity, each comprising 50% of their annual opportunity. The performance measure for the first level will be based on Global Revenues. The performance measure for the second level will be the same target for Global EBITDA as is applicable for the third level of opportunity for Mr. Freeman and Mr. Noble.

In considering changes in the Company’s equity award practices, the Compensation Committee, acting under authority of the Company’s 2007 Stock Incentive Plan, has determined to defer the annual award of equity compensation to employees and executive officers until the December meeting of the Board of Directors.

Other Considerations

Equity Grant Practices

Prior to fiscal year 2009, the Company’s historical practice was to approve annual stock option grants at the October meetings of the Committee and the Board. For fiscal year 2009, on October 14, 2008 the Committee recommended an award of 79,084 restricted stock units (“RSUs”) to participant employees under the Company’s 2007 Stock Incentive Plan. All RSUs are vested over 3 years and provide for issuance of one share for each vested RSU as of the annual vesting date, subject to withholding of shares to satisfy statutory tax withholding obligations. Information relating to the decision to award RSUs instead of stock options is provided in the Equity Compensation section above and information regarding RSUs awarded to the NEOs is provided in the Grants of Plan-Based Awards table on page 27 of this proxy statement. Decisions regarding the award of equity compensation for fiscal year 2010 have been deferred to the December meeting of the Compensation Committee.

Rule 10b5-1 Trading Plans and Insider Trading Guidelines

The Company maintains insider trading guidelines, including transaction pre-approval requirements, applicable to officers and directors required to report under Section 16 of the Exchange Act as well as certain other employees who can be expected to have access to material non-public information concerning the Company. The Company’s insider trading guidelines also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To avoid the potential for abuse, the Company’s policy with respect to such trading plans is that once adopted, trading plans are not subject to change or cancellation. Any such change or cancellation of an approved trading plan by an officer, director or employee covered by the Company’s insider trading guidelines in violation thereof will result in the Company’s refusal to approve future trading plan requests for that person.

Executive Officer Stock Ownership Guidelines

In December 2007 the Board of Directors approved guidelines for executive officer ownership of the Company’s stock. The guidelines specify that each executive officer will be expected to attain, within a period of 5 years from the date of adoption of the guidelines, and to maintain thereafter, equity ownership in the Company valued at not less than one times current base salary for executive officers other than the CEO and two times base salary for the CEO. The CEO’s higher required guideline ownership is consistent with the proportionately higher level of overall compensation received by the CEO as compared to the other NEOs, including proportionately higher levels of equity compensation. Valuation for purposes of the guidelines is to be determined at the higher of cost or current fair market value for shares and vested RSUs then held. Vested stock options are valued on a net after tax basis assuming a 45% marginal tax rate on the stock option value equal to the current stock price less the option exercise price. The Board of Directors believes that the stock ownership guidelines will serve to improve alignment of the interests of the executive officers and the Company’s stockholders.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits the deductibility of compensation payable in any year to the CEO and the four most highly compensated other executive officers. Section 162(m) of the Code generally provides that a publicly-held company cannot deduct compensation paid to its most highly paid executive officers to the extent that such compensation exceeds $1 million per officer. Compensation that is “performance-based” within the meaning of the Code does not count toward the $1 million limit. Compensation to be paid in 2010 to the NEOs pursuant to the WD-40 Company Performance Incentive Plan approved by the stockholders at the Company’s 2008 Annual Meeting is intended to qualify as “performance-based” compensation.

While the Compensation Committee attempts to maximize the deductibility of compensation paid to the NEOs, the Committee retains the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy, and the interests of stockholders. Therefore, the Company may from time-to-time pay compensation to its executive officers that may not be deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of WD-40 Company’s Board of Directors has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement and the Company’s annual report on Form 10-K for the year ended August 31, 2009 and, based upon that review and discussion, recommended to the board that it be so included.

Compensation Committee

Richard A. Collato, Chair

Peter D. Bewley

Mario L. Crivello

Linda A. Lang

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s stock during the last fiscal year.

EXECUTIVE COMPENSATION

None of the Company’s executive officers have employment agreements or other arrangement, whether written or unwritten, providing for a term of employment or compensation for services rendered other than under specific plans or programs described herein.

For fiscal year 2009, the executive officers received a base salary amount established by the Compensation Committee of the Board at the beginning of the fiscal year. In addition, each employee of the Company, including the executive officers, receives bonus compensation under a Performance Incentive Program established at the beginning of the fiscal year by the Company and, for the executive officers, by the Compensation Committee. A complete description of the Performance Incentive Program is provided in the Compensation Discussion and Analysis section under the heading Performance Incentive Program on page 16 of this proxy statement. Information regarding the target and maximum potential bonus compensation payable under the Performance Incentive Program for fiscal year 2009 is provided in the Grants of Plan-Based Awards table on page 27 of this proxy statement. The actual payouts under the program for fiscal year 2009 and further details regarding the Performance Incentive Program are provided in the Compensation Discussion and Analysis section of this proxy statement.

The following table shows information for the three (3) fiscal years ended August 31, 2009 concerning the Company’s Chief Executive Officer (“CEO”), the Company’s Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and CFO (collectively, the “Named Executive Officers” or “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total
Garry O. Ridge President and Chief Executive Officer	2009	$573,092	$366,000	$0	$227,956	$0	$56,719	$1,223,767
	2008	556,400	0	271,012	0	0	63,566	890,978
	2007	535,500	0	158,124	286,634	70,032	55,491	1,105,781

Jay W. Rembolt Vice President, Finance and Chief Financial Officer	2009	$222,600	$160,125	$0	$53,088	$0	$51,393	$487,206
	2008	191,558	0	37,618	19,156	0	67,280	315,612
	2007	171,073	0	33,422	45,060	0	57,552	307,107

Michael J. Irwin Executive Vice President, Strategic Development	2009	$286,848	$160,125	$0	$55,370	$0	$54,468	$556,811
	2008	278,493	0	84,591	33,419	0	72,696	469,199
	2007	266,500	0	62,630	85,520	33,248	54,669	502,567

Michael L. Freeman Division President, the Americas	2009	$279,990	$160,125	$0	$27,906	$0	$57,371	$525,392
	2008	274,500	0	72,251	0	0	70,702	417,453
	2007	266,500	0	53,164	52,020	57,822	52,911	482,417

William B. Noble[6] Managing Director Europe WD-40 Company (UK) Ltd.	2009	$299,364	$160,125	$0	$89,809	$0	$71,878	$621,176
	2008	363,780	0	90,256	65,480	0	88,963	608,479
	2007	334,900	0	64,997	106,830	80,704	95,029	682,460

[1]

Stock Awards for fiscal year 2009 are reported as the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Information concerning such awards is set forth in the Grants of Plan-Based Awards table on page 27 of this proxy statement.

[2]

Option Awards for fiscal years 2007 and 2008 are reported as the dollar amount recognized for financial statement reporting purposes for each fiscal year in accordance with FAS 123R. The assumptions made for purposes of such valuations are set forth in Note 12, Stock-based Compensation, to the Company’s financial statements included in the Company’s annual report on Form 10-K filed on October 16, 2009, which assumptions are incorporated herein by this reference.

[3]

Amounts reported as Non-Equity Incentive Plan Compensation represent incentive bonus payouts under the Company’s Performance Incentive program as described in the narrative preceding the Summary Compensation Table and in the Compensation Discussion and Analysis section of this proxy statement. Threshold, target and maximum payouts for each of the NEOs for fiscal year 2009 are set forth in the Grants of Plan-Based Awards table on page 27 of this proxy statement.

[4]

Amounts reported as Change in Pension Value and Nonqualified Deferred Compensation Earnings for fiscal year 2007 represent the fiscal year-to-year change in the actuarial present value of the Company’s liability with respect to Supplemental Retirement Benefit Plan agreements (“SERP agreements”) entered into between the Company and each NEO prior to the termination of their SERP agreements during fiscal year 2008. Such actuarial present values were determined using a weighted-average discount rate of 6.5% and a weighted-average rate of compensation increase of 4%. No adjustment to the calculations was included to account for the probability that no payment obligation would have been incurred unless the NEO were to continue employment with the Company until retirement after reaching age 65. The Company’s obligations with respect to the SERP agreements were terminated in exchange for the award of RSUs as discussed more fully in the prior year proxy statement.

[5]

All Other Compensation for each of the NEOs includes, among other nominal cost benefits, employer profit sharing and matching contributions to the Company’s 401(k) Profit Sharing Plan for each NEO other than Mr. Noble and a U.K. retirement benefit for Mr. Noble, and vehicle allowance costs which include lease or depreciation expense, fuel, maintenance and insurance costs for each NEO other than Mr. Noble and a cash allowance and fuel for Mr. Noble. For fiscal year 2009, the profit sharing and matching contributions for each of the NEOs were as follows: Mr. Ridge — $38,725; Mr. Rembolt — $35,033; Mr. Irwin — $37,230; Mr. Freeman — $38,390; and Mr. Noble’s retirement cost was $52,601. The vehicle allowance costs for each NEO for fiscal year 2009 were as follows: Mr. Ridge — $17,994; Mr. Rembolt — $16,360; Mr. Irwin — $17,238; Mr. Freeman — $18,981; and Mr. Noble — $19,277.

[6]

Mr. Noble’s Salary, Non-Equity Incentive Plan Compensation and All Other Compensation for each fiscal year have been converted from pounds sterling at average annual exchange rates for the year as follows: for fiscal year 2009 at $1.5721 per pound, for fiscal year 2008 at $2.0059 per pound and for fiscal year 2007 at $1.9603 per pound.

In December 2007, the Company’s stockholders approved the WD-40 Company 2007 Stock Incentive Plan (the “Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees, directors and consultants. In addition to base salary and the Performance Incentive bonus, for fiscal year 2009 the executive officers received awards of restricted stock units (“RSUs”) under the Stock Incentive Plan. The RSUs provide for vesting over a period of 3 years from the grant date. 34% of the RSUs will vest on the first vesting date and 33% of the RSUs will vest on each of the second and third vesting date. Shares of the Company’s common stock equal to the number of vested RSUs will be issued as of the vesting date. The vesting date each year will be the 3rd business day following the release of the Company’s annual earnings for the preceding fiscal year, but not later than November 15. Payment of required withholding taxes due with respect to the vesting of the RSUs, if any, will be covered through withholding of shares by the Company. The Company will issue a net number of shares for the vested RSUs after withholding shares having a value as of the vesting date equal to the required withholding tax obligation. Information concerning the award of RSUs to the executive officers is provided in the Grants of Plan-Based Awards table below.

The following table also contains information with respect to Performance Incentive bonus payouts awarded for fiscal year 2009 as described in the Compensation Discussion and Analysis section under the heading Performance Incentive Program on page 16 of this proxy statement. The table provides threshold, target and maximum payout information relating to the Company’s fiscal year 2009 Performance Incentive Program.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year 2009

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units[2] (#)	Grant Date Fair Value of Stock and Option Awards[3] ($)
		Threshold ($)	Target ($)	Maximum ($)
Garry O. Ridge	10/14/08	$1	$286,546	$573,092	12,000	$366,000

Jay W. Rembolt	10/14/08	$1	$66,780	$133,560	5,250	$160,125

Michael J. Irwin	10/14/08	$1	$86,055	$172,109	5,250	$160,125

Michael L. Freeman	10/14/08	$1	$83,997	$167,994	5,250	$160,125

William B. Noble[4]	10/14/08	$1	$89,809	$179,618	5,250	$160,125

[1]

The Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent Threshold, Target and Maximum payouts under the Company’s Performance Incentive program for bonuses payable for fiscal year 2009 performance. The Target amount represents that portion of the bonus opportunity for each NEO other than the CEO and CFO that is based on attainment of identified performance goals for the first two levels of the Performance Incentive program and for the CEO and CFO, for the first level (as more fully discussed in the Compensation Discussion and Analysis section of this proxy statement). The Maximum amount represents the bonus opportunity for each NEO that assumes receipt of the full Target amount by such NEO and attainment by the Company of a level of Global EBITDA sufficient to maximize such payouts under the third level of the Performance Incentive program formula applicable to all employees.

[2]	Stock awards represent RSUs as described in the narrative preceding the table.

[3]

The grant date fair value of $30.50 per unit for RSUs awarded to each NEO is equal to the closing price of $32.46 for the Company’s shares as of the grant date of October 14, 2008, discounted by $1.96 which represents the present value of the expected dividends during the vesting period that would not be received by the award recipient.

[4]

The Target and Maximum amounts for Mr. Noble’s Estimated Future Payouts Under Non-Equity Incentive Plan Awards have been converted from pounds sterling at an average annual exchange rate for fiscal year 2009 of $1.5721 per pound.

The following table provides detailed information concerning the unexercised stock options and restricted stock units (“RSUs”) that were not vested as of the end of the last fiscal year for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

At 2009 Fiscal Year End

	Option Awards				Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Garry O. Ridge					15,922	$429,576
	30,000	0	$27.56	9/24/12
	30,000	0	29.30	9/23/13
	12,000	0	27.67	10/19/14
	24,000	0	27.27	10/18/15
	23,450	11,550	35.99	10/17/16
	20,400	39,600	36.03	10/16/17

Total	139,850	51,150			15,922	$429,576

Jay W. Rembolt					5,250	$141,645
	3,000	0	$23.50	9/28/09
	4,000	0	20.813	9/26/10
	3,500	0	19.65	6/05/11
	5,000	0	20.75	9/25/11
	5,000	0	27.56	9/24/12
	5,000	0	29.30	9/23/13
	5,000	0	27.67	10/19/14
	5,000	0	27.27	10/18/15
	3,350	1,650	35.99	10/17/16
	2,095	4,065	36.03	10/16/17

Total	40,945	5,715			5,250	$141,645

Michael J. Irwin					7,897	$213,061
	20	0	$23.50	9/28/09
	10,000	0	20.75	9/25/11
	10,000	0	27.56	9/24/12
	10,000	0	29.30	9/23/13
	9,000	0	27.67	10/19/14
	9,000	0	27.27	10/18/15
	6,700	3,300	35.99	10/17/16
	5,984	11,616	36.03	10/16/17

Total	60,704	14,916			7,897	$213,061

Michael L. Freeman					7,897	$213,061
	10,000	0	$20.75	9/25/11
	10,000	0	27.56	9/24/12
	10,000	0	29.30	9/23/13
	5,000	0	27.67	10/19/14
	9,000	0	27.27	10/18/15
	6,700	3,300	35.99	10/17/16
	4,318	8,382	36.03	10/16/17

Total	55,018	11,682			7,897	$213,061

[1]

Stock Awards represent RSUs awarded to the NEOs other than Mr. Rembolt on March 25, 2008 that were not vested as of the fiscal year end and RSUs awarded to all NEOs on October 14, 2008. The Market Value of the RSUs at fiscal year end was $26.98 per unit, determined by reference to the closing price for the Company’s common stock as of August 31, 2009.

	Option Awards				Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
William B. Noble					7,897	$213,061
	600	0	$27.56	9/24/12
	10,000	0	29.30	9/23/13
	5,200	0	27.67	10/19/14
	9,000	0	27.27	10/18/15
	6,700	3,300	35.99	10/17/16
	6,800	13,200	36.03	10/16/17

Total	38,300	16,500			7,987	$213,061

[1]

Stock Awards represent RSUs awarded to the NEOs other than Mr. Rembolt on March 25, 2008 that were not vested as of the fiscal year end and RSUs awarded to all NEOs on October 14, 2008. The Market Value of the RSUs at fiscal year end was $26.98 per unit, determined by reference to the closing price for the Company’s common stock as of August 31, 2009.

The following table sets forth the number of shares acquired on exercise of stock options in the Company’s last fiscal year and the aggregate dollar value realized on exercise of such stock options for the Named Executive Officers. The table also sets forth the number of shares acquired upon vesting of restricted stock units (“RSUs”) in the Company’s last fiscal year and the aggregate dollar value realized with respect to such vested RSUs.

OPTION EXERCISES AND STOCK VESTED

Fiscal Year 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting[2] (#)	Value Realized on Vesting[3] ($)
Garry O. Ridge	20,000	$210,973	1,962	$46,715
Jay W. Rembolt	0	$0	0	$0
Michael J. Irwin	0	$0	1,324	$31,524
Michael L. Freeman	0	$0	1,324	$31,524
William B. Noble	4,800	$51,984	1,324	$31,524

[1]

The Value Realized on Exercise is calculated by subtracting the aggregate exercise price for the shares acquired upon exercise of the options from the fair market value price of such shares as of the date of exercise. The fair market value price of each share at exercise is the actual trade price for the share if sold in a cashless exercise transaction, otherwise by the closing price as of the date of exercise.

[2]

The Number of Shares Acquired on Vesting for each executive officer represents RSUs that became vested on March 25, 2009 but will not be settled in shares of the Company’s common stock until following termination of the executive officer’s employment.

[3]	The Value Realized on Vesting is calculated based on the number of vested RSUs multiplied by the closing price of $23.81 for the Company’s common stock on March 25, 2009, the date of vesting.

Supplemental Death Benefit Plans and Supplemental Insurance Benefits

The Company maintains Supplemental Death Benefit Plans for NEOs other than Mr. Rembolt and Mr. Noble. The Company maintains an equivalent supplemental life insurance benefit for Mr. Noble. Under the death benefit plan agreements, the NEO’s designated beneficiary or the NEO’s estate will receive a death benefit equal to the NEO’s then current base salary in the event of death prior to retirement from the Company. All NEOs also have life insurance benefits offered to all employees of the Company or, in the case of Mr. Noble, to all employees of the Company’s U.K. subsidiary.

The death benefits under the Supplemental Death Benefit Plans are not formally funded but the Company has purchased key man life insurance polices owned by the Company to cover its benefit obligations. The Board of Directors has determined which key employees participate in the plans and the amount of the benefit payable for each participant. Non-employee directors do not have death benefit plan agreements.

Based upon current 2010 base salaries, the supplemental death benefits provided to the NEOs are set forth in the following table.

Name	Death Benefit
Garry O. Ridge	$573,092
Michael J. Irwin	$286,848
Jay W. Rembolt	$0
Michael L. Freeman	$279,990
William B. Noble	$299,364

Change of Control Severance Agreements

Each executive officer serves in office at the pleasure of the Board of Directors. On February 14, 2006, the Company entered into Change of Control Severance Agreements (“Severance Agreements”) with each of the executive officers named in the Summary Compensation Table above with the exception of Mr. Rembolt. On October 16, 2008 the Company entered into a Severance Agreement with Mr. Rembolt. The Severance Agreements provide that each executive officer will receive certain severance benefits if he is terminated without “Cause” or resigns for “Good Reason”, as those terms are defined in the Severance Agreements, within two years after a “Change of Control” as defined in the Severance Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without Cause or by the executive officer for Good Reason, the executive officer will be entitled to a lump sum payment (subject to limits provided by reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control) of twice the executive officer’s salary, calculated based on the greater of the executive officer’s then current annual salary or a 5-year average, plus twice the executive officer’s bonus compensation, calculated based on the greater of the most recent annual bonus compensation or a 5-year average. Further, any of the executive officer’s stock options and other equity incentive benefits that are not then fully vested will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits. No employment rights or benefits other than the change of control severance benefits are provided by the Severance Agreements.

For purposes of the Severance Agreements and subject to the express provisions and limitations contained therein, Change of Control means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s board of directors as specified in the Severance Agreements, a reorganization, merger or consolidation as specified in the Severance Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the Severance Agreements, Change of Control does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of incumbent members of the board of directors continue in office and more than 60% of the Company’s pre-transaction shareholders continue to maintain control of the resulting or successor company.

The Severance Agreements have a term of two years, subject to automatic renewal for successive two year periods unless notice of non-renewal is provided by the Company’s board of directors not less than six months prior to the end of the current term. The term of the Severance Agreements will be automatically extended for a term of two years following any Change of Control.

The following table sets forth amounts payable to each of the NEOs pursuant to their respective Severance Agreements on the assumption that the employment of each NEO is terminated without Cause or otherwise for Good Reason effective as of the end of the Company’s fiscal year 2009 following a Change of Control as provided for in the Severance Agreements. The table also includes the value, as of the end of the fiscal year, of unvested stock options and restricted stock units (“RSUs”) for which vesting would be accelerated upon termination of employment under such circumstances.

Name	Severance Pay and Welfare Benefits[1]	Accelerated Vesting of RSUs and Stock Options[2]
Garry O. Ridge	$1,438,911	$429,576
Jay W. Rembolt	$512,450	$141,645
Michael J. Irwin	$669,472	$213,061
Michael L. Freeman	$653,606	$213,061
William B. Noble	$902,237	$213,061

[1]

For each NEO other than Mr. Ridge and Mr. Freeman, Severance Pay and Welfare Benefits includes 2 times the reported fiscal year 2009 Salary and 2 times the reported fiscal year 2008 Non-Equity Plan Compensation from the Summary Compensation Table above plus an estimate of the Company’s cost to provide 2 years of continuation coverage under the Company’s welfare and benefit plans. For Mr. Ridge and Mr. Freeman, the total includes 2 times their respective five year average bonus compensation amounts for the years from 2004 through 2008. The estimated 2 year cost for such continuation coverage is $13,113 for Mr. Ridge; $28,938 for Mr. Rembolt, Mr. Irwin and Mr. Freeman; and $7,339 for Mr. Noble.

[2]

The value included for accelerated vesting of RSUs equals the value of the RSUs that were not vested at $26.98 for each RSU based on the closing price for the Company’s common stock as of August 31, 2009. No value for accelerated vesting of stock options is included since all unexercisable stock options have an exercise price that is greater than $26.98, the closing price for the Company’s common stock as of August 31, 2009.

ITEM NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company for fiscal year 2010. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent registered public accounting firm during the past fiscal year and, unless the Audit Committee appoints new independent accountants, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of Pricewaterhouse-Coopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent registered public accounting firm. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees.

Audit Fees

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Pricewaterhouse-Coopers LLP in connection with statutory and regulatory filings or engagements. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $877,000 for the year ended August 31, 2008 and $743,700 for the year ended August 31, 2009.

Audit-Related Fees

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” No audit-related services were provided during the fiscal year ended August 31, 2008 and the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit-related services were $6,862 for the year ended August 31, 2009.

Tax Fees

PricewaterhouseCoopers LLP has not provided tax compliance, tax advice, and tax planning services to the Company for either of the past two fiscal years.

All Other Fees

PricewaterhouseCoopers LLP provided access to online research reference materials for the fiscal year ending August 31, 2008 and August 31, 2009. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for other services performed for the Company for the past two fiscal years were $3,000 for the year ended August 31, 2008 and $3,000 for the year ended August 31, 2009.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company no sooner than May 1, 2010 and not later than June 30, 2010 to be included in the Proxy Statement and form of Proxy for the next annual meeting. Any proposal submitted outside of these dates will be considered untimely in order to be considered at the Company’s 2010 Annual Meeting of Stockholders in accordance with the Company’s Bylaws.

By Order of the Board of Directors
Maria M. Mitchell
Secretary

Dated: October 28, 2009

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS

ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF

PROXY IN THE ENCLOSED ENVELOPE

Annual Meeting of Shareholders – Tuesday, December 8, 2009 at 2:00 p.m. Local Time

(Meeting will be webcast in our Investor Relations site at WD40company.com)

Directions to the WD-40 Company 2009 Annual Meeting

University of San Diego

CAMPUS MAP

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ALCALA PARKWAY

ALCALA

CAMINO WAY

MARIAN WAY

CAMINO SAN DIEGO

WEST ENTRANCE

LINDA VISTA ROAD

ACADEMIC/ADMINISTRATIVE FACILITIES

7 Alcala Park West – Coronado

8 Alcala Park West – Barcelona

10 Alcala Park West – Avila

11 Alcala Park West – Durango

16 Camino Hall

14 Copley Library

48 Degheri Alumni Center

4 Facilities Management Complex

20 Founders Hall

31 Guadalupe Hall

23 Hahn School of Nursing and Health Science

33 Hahn University Center 13 Student Health Center

25 Hughes Administration Center

12 Joan B. Kroc Institute for Peace & Justice

University of San Diego

JOAN B. KROC INSTITUTE FOR PEACE & JUSTICE

5998 Alcalá Park, San Diego, CA 92110

Operations/Events Office: 619-260-7808

DRIVING DIRECTIONS

CAMPUS MAP: http://www.sandiego.edu/maps/

From the North (Los Angeles, La Jolla)

• Use I-5 (South), exit at Sea World Drive and Tecolote Road

• Turn Left on Tecolote Road.

• Right on Morena Blvd.

• Left on Napa Street to Linda Vista Road.

• Make a left at the 1st stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance.

• Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park.

• Take 1st Left after security booth and enter the “West Lot”

• Look for “Shuttle pick-up” signs.

From the South (Downtown, Convention Center)

• Use I-5 (North) to I-8 (East) and exit at the first exit, Morena Blvd.

• Follow Morena Blvd, and bear right onto Linda Vista Road.

• Make a left at the 1st stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance.

• Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park.

• Take 1st Left after security booth and enter the “West Lot”

• Look for “Shuttle pick-up” signs.

From the East

• Use I-8 (West), exit at Morena Blvd.

• Bear right onto Linda Vista Road.

• Make a left at the 2nd stoplight on Linda Vista Road onto Marian Way, USD’s West Entrance.

• Stop at the entry kiosk to obtain a parking permit. If not staffed it is all right to park.

• Take 1st Left after security booth and enter the “West Lot”

• Look for “Shuttle pick-up” signs.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

WD-40

COMPANY

Proxy — WD-40 Company

5998 Alcalá Park, San Diego, CA 92110

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned, revoking previous proxies for such stock, hereby appoints Neal E. Schmale and Maria Mitchell, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the University of San Diego, Joan B. Kroc Institute for Peace & Justice, 5998 Alcalá Park, San Diego, CA 92110, December 8, 2009 at 2:00 p.m. and at any adjournments thereof.

If the undersigned is a participant in WD-40’s 401(k) Plan, the undersigned also directs Fidelity Management Trust Company , as trustee under the plan, to vote all shares of WD-40 Common Stock allocated to the undersigned under the plan at the 2009 Annual Meeting in accordance with the instructions on the reverse side. (If you fail to give voting instructions to Fidelity Management Trust Company, it will not vote your shares in the plan.)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)

WD-40

COMPANY

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Annual Meeting Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Standard Time, on Tuesday, December 8, 2009.

Vote by Internet

• Log on to the Internet and go to

www.envisionreports.com/WDFC

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

123456

C0123456789

12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — Management recommends a vote FOR the listed nominees and FOR Proposal 2.

1. Election of Directors:

For Withhold

01 - J.C. Adams Jr.

04 - R.A. Collato

07 - G.O. Ridge

For Withhold

02 - G.H. Bateman

05 - M.L. Crivello

08 - N.E. Schmale

For Withhold

03 - P.D. Bewley

06 - L.A. Lang

+

For Against Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2010.

3. To consider and act upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, guardian, corporate officer, etc., please indicate full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

8 1 A V 0 2 3 4 9 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

013X3C